EXHIBIT 99.1

OMNICARE, INC.

LETTER OF TRANSMITTAL

For Offer to Exchange Series B 4.00% Trust Preferred Income

Equity Redeemable Securities (PIERS) of

Omnicare Capital Trust II and an Exchange Fee

for any and all of the Outstanding 4.00% Trust Preferred Income

Equity Redeemable Securities (PIERS) of

Omnicare Capital Trust I (CUSIP No. 68214L201)

Pursuant to the Offer to Exchange described

in the Preliminary Prospectus

dated February 7, 2005

THE EXCHANGE OFFER (AS HEREINAFTER DEFINED) WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 7, 2005 OR SUCH LATER TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED (SUCH TIME AND DATE, THE “EXPIRATION DATE”). TENDERED OLD TRUST PIERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE, BUT NOT THEREAFTER.

The Exchange Agent is:

JPMorgan Chase Bank, N.A.

By Mail:	By Overnight Courier:	By Hand Delivery:

JPMorgan Chase Bank, N.A. Institutional Trust Services 2001 Bryan Street, 9th Floor Dallas, Texas 75201 Attention: Frank Ivins	JPMorgan Chase Bank, N.A. Institutional Trust Services 2001 Bryan Street, 9th Floor Dallas, Texas 75201 Attention: Frank Ivins	JPMorgan Chase Bank, N.A. Institutional Trust Services 2001 Bryan Street, 9th Floor Dallas, Texas 75201 Attention: Frank Ivins

Facsimile For Eligible Guarantor Institutions: (214) 468-6494
To Confirm By Telephone: (214) 468-6464

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Exchange Agent.

The accompanying instructions should be read carefully before this Letter of Transmittal is completed.

The undersigned acknowledges that he or she has received and reviewed the preliminary prospectus, dated February 7, 2005 (as the same may be amended or supplemented from time to time, the “Exchange Offer Prospectus”), of Omnicare, Inc., a Delaware corporation (the “Company”), and this accompanying Letter of Transmittal (the “Letter of Transmittal”) which together constitute the Company’s offer to exchange (the “Exchange Offer”) $50 in liquidation amount of Series B 4.00% Trust Preferred Income Equity Redeemable Securities of Omnicare Capital Trust II (the “New Trust PIERS”) plus an exchange fee of $0.125 per $50 liquidation amount of New Trust PIERS (the “Exchange Fee”) for each $50 liquidation amount of Omnicare Capital Trust I’s Trust Preferred Income Equity Redeemable Securities, CUSIP No. 68214L201 (the “Old Trust PIERS”). Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Exchange Offer Prospectus.

This Letter of Transmittal is to be completed by persons in whose names the Old Trust PIERS are registered on the books of the registrar for the Old Trust PIERS (“Holders”) if delivery of the Old Trust PIERS is to be made by book-entry transfer to the account maintained by the Depositary at The Depository Trust Company (“DTC”), pursuant to the procedures set forth in the Exchange Offer Prospectus under “The Exchange Offer—Procedures for Tendering Old Trust PIERS” and instructions are not being transmitted through the DTC Automated Tender Offer Program (“ATOP”).

Holders that are tendering by book-entry transfer to the Depositary’s account at DTC can execute the tender through ATOP for which the Exchange Offer will be eligible. DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC which will verify the acceptance and execute a book-entry delivery to the Depositary’s account at DTC. DTC will then send an agent’s message to the Depositary for its acceptance. Delivery of the agent’s message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the agent’s message.

The undersigned has completed and checked the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE CHECKING ANY BOX BELOW.

List below the stated liquidation amount of Old Trust PIERS that are to be tendered pursuant to this Letter of Transmittal. If the space below is inadequate, list the information requested below on a separate signed schedule and affix the list to this Letter of Transmittal.

DESCRIPTION OF OLD TRUST PIERS TENDERED
Name(s) and Address(es) of Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in Which Old Trust PIERS Are Held (Please fill in, if blank)	Certificate Number(s)	Liquidation Amount Tendered(1)

Total Liquidation Amount Tendered
(1) Need not be completed by Holders who wish to tender with respect to all Old Trust PIERS listed.

☐	CHECK HERE IF THE OLD TRUST PIERS YOU INTEND TO TENDER ARE BEING DELIVERED TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC BY BOOK-ENTRY TRANSFER AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN DTC MAY DELIVER SECURITIES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution

DTC Account Number

Transaction Code Number

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the prospectus and herewith, the undersigned hereby tenders to the Company the aggregate liquidation amount of the Old Trust PIERS indicated above. Subject to and effective upon the Company’s acceptance for exchange and exchange of New Trust PIERS for Old Trust PIERS tendered herewith, the undersigned hereby irrevocably sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, the Old Trust PIERS tendered hereby. The undersigned hereby irrevocably appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as an agent of the Company) with respect to any tendered Old Trust PIERS, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Old Trust PIERS tendered to be assigned, transferred and exchanged in the Exchange Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Old Trust PIERS tendered hereby and, that when the same are accepted for exchange by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, claims, charges, encumbrances and not be subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the assignment, transfer and exchange of the Old Trust PIERS tendered hereby. The undersigned has read and agrees to all of the terms and conditions of the Exchange Offer Prospectus. Delivery of the enclosed Old Trust PIERS shall be effected, and risk of loss and title to such Old Trust PIERS shall pass, only upon proper delivery thereof to the Exchange Agent. The undersigned has read and agrees to all terms of the Exchange Offer.

The undersigned hereby waives any and all rights with respect to the Old Trust PIERS and hereby releases and discharges Omnicare, the Old Trust, the New Trust and the Trustee with respect to the Old Trust PIERS from any and all claims such holder may have, now or in the future, arising out of or related to the Old Trust PIERS, including, without limitation, any claims that such holder is entitled to participate in any redemption of the Old Trust PIERS, but excluding any claims arising now or in the future under federal securities laws.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy, and personal and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in the section titled “The Exchange Offer-Withdrawal of Tenders,” in the Exchange Offer Prospectus.

Old Trust PIERS may not be withdrawn after the Expiration Date unless the Exchange Offer is terminated without any Old Trust PIERS being exchanged thereunder. In the event of such a termination, such Old Trust PIERS tendered by the undersigned will be returned to the undersigned as promptly as practicable.

The Exchange Offer is subject to a number of conditions, each of which may be waived or modified by the Company, in whole or in part, at any time and from time to time, as described under “The Exchange Offer—Conditions to the Exchange Offer” in the Exchange Offer Prospectus. The undersigned recognizes that as a result of the failure of any such conditions to be satisfied or waived, the Company may not be required to accept the Old Trust PIERS properly tendered hereby. In such event, the tendered Old Trust PIERS not accepted for exchange will be returned to the undersigned without cost to the undersigned as soon as practicable following the later to occur of the Expiration Date or the date on which the Exchange Offer is terminated without any Old Trust PIERS being exchanged thereunder, at the address shown below the undersigned’s signature(s) unless otherwise indicated under “Special Payment or Issuance Instructions” below.

Unless otherwise indicated under “Special Payment or Issuance Instructions” below, please credit New Trust PIERS and the Exchange Fee and/or any Old Trust PIERS not tendered or not accepted for exchange, to the account indicated above maintained at DTC. The undersigned recognizes that the Company does not have any obligation pursuant to the “Special Payment or Issuance Instructions” to transfer any Old Trust PIERS from the name of the Holder thereof if the Company does not accept for exchange any of the Old Trust PIERS so tendered.

SPECIAL PAYMENT OR ISSUANCE INSTRUCTIONS (See Instructions 1, 4, 5 and 6)

To be completed ONLY if the Exchange Fee and/or certificates representing New Trust PIERS and/or certificates representing Old Trust PIERS not accepted for exchange are to be issued in the name of someone other than the undersigned, or if Old Trust PIERS delivered by book-entry transfer not accepted for exchange are to be returned by credit to an account maintained at the DTC other than the account indicated above.

Issue: ☐ Exchange Fee to:

☐ New Trust PIERS to:

☐ Old Trust PIERS not tendered to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification or Social Security Number

of the Person Named Above)

☐    Credit unexchanged Old Trust PIERS delivered by book-entry transfer to the DTC account set forth below:

(Account Number)

PLEASE SIGN HERE

(To be completed by all tendering Holders of Old Trust PIERS regardless of whether Old Trust PIERS are being physically delivered herewith)

X

X
Signature(s) of Holder(s) of the Old Trust PIERS

Dated

(Must be signed by the Holder(s) exactly as name(s) appear(s) on certificate(s) representing the Old Trust PIERS or on a security position listing or by person(s) authorized to become Holder(s) by certificates and documents transmitted herewith. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 6.)

Name(s)

(Please Type or Print)

Capacity (Full Title)
Address

(Include Zip Code)

Area Code and Telephone Number ( )

Tax Identification or Social Security No.

GUARANTEE OF SIGNATURE(S)
(If required—see Instructions 1 and 5)

Authorized Signature

Dated

Name and Title
(Please Type or Print)

Name of Firm

Address

(Include Zip Code)

Area Code and Telephone Number ( )

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1. Guarantee of Signatures.  Signatures on this Letter of Transmittal need not be guaranteed if the Old Trust PIERS tendered hereby are tendered (a) by the Holder(s) (which term, for purposes of this document, shall include any participant in DTC’s system and whose name appears on a security position listing as the record owner of the Old Trust PIERS) thereof, unless such holder has completed either the box entitled “Special Payment or Issuance Instructions” above or (b) for the account of an Eligible Guarantor Institution. In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Guarantor Institution. Persons who are beneficial owners but not Holders of the Old Trust PIERS and who seek to tender Old Trust PIERS should (i) contact the Holder of such Old Trust PIERS and instruct such Holder to tender on such Holder’s behalf or (ii) effect a record transfer of such Old Trust PIERS from the Holder to such beneficial owner and comply with the requirements applicable to Holders for tendering Old Trust PIERS prior to the Expiration Date.

2. Delivery of this Letter of Transmittal or Book-Entry Confirmations.  This Letter of Transmittal is to be completed by Holders if tender of the Old Trust PIERS is to be made by book-entry transfer to the Exchange Agent’s account at DTC pursuant to the procedures set forth under “The Exchange Offer—Procedures for Tendering Old Trust PIERS” in the Exchange Offer Prospectus, and in each case instructions are not being transmitted through ATOP. Confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all Old Trust PIERS delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) or a properly transmitted agent’s message and any other required documents, must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Delivery of the documents to DTC does not constitute delivery to the Exchange Agent. The delivery of the Old Trust PIERS and all other required documents will be deemed made only when confirmed by the Exchange Agent.

3. Withdrawal of Tenders.  Tenders of Old Trust PIERS in connection with the exchange offer may be withdrawn at any time prior to the expiration date of the exchange offer, as such date may be extended. Tenders of Old Trust PIERS in connection with the exchange offer also may be withdrawn if not yet accepted for exchange after the expiration of 40 business days from the commencement of the exchange offer. Tenders of Old Trust PIERS may not be withdrawn at any time after the expiration date, as such date may be extended, except as noted above.

Any Holder who has tendered Old Trust PIERS or who succeeds to the record ownership of the Old Trust PIERS in respect of which such tender has previously been given may withdraw such Old Trust PIERS, prior to the Expiration Date, by delivery of a written notice of withdrawal or a properly transmitted “Request Message” through ATOP, subject to the limitations described herein. To be effective, a written or facsimile transmission notice of withdrawal of a tender must (i) be received by the Depositary, at the addresses specified on the back cover of this Letter of Transmittal, prior to the Expiration Date, (ii) specify the name of the Holder of the Old Trust PIERS to be withdrawn, (iii) contain the description of the Old Trust PIERS to be withdrawn, the certificate numbers shown on the particular certificates representing such Old Trust PIERS and the aggregate liquidation amount represented by such Old Trust PIERS and (iv) be signed by the Holder of such Old Trust PIERS in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of Old Trust PIERS into the name of the person withdrawing such Old Trust PIERS. If Old Trust PIERS have been tendered pursuant to the procedures for book-entry transfer set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Old Trust PIERS—Tender of Old Trust PIERS Through DTC,” the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Trust PIERS and the notice of withdrawal must be delivered to the Exchange Agent. The signature(s) on the notice of withdrawal of any tendered Old Trust PIERS must be guaranteed by an Eligible Guarantor Institution unless the relevant Old Trust PIERS have been tendered for the account of an Eligible Guarantor Institution. If the Old Trust PIERS to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal is effective immediately upon receipt by the Depositary of a written or facsimile transmission of the notice of withdrawal even if physical release is not yet effected. A withdrawal of Old Trust PIERS can only be accomplished in accordance with the foregoing procedures.

All questions as to the validity, form and eligibility of notices of withdrawals, including time of receipt, will be determined by the Company, in it sole discretion, and such determination will be final and binding on all parties. Neither the Company, the exchange agent, the dealer manager, the information agent, the trustee or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

A withdrawal of a tender of Old Trust PIERS may not be rescinded and any Old Trust PIERS properly withdrawn will not be deemed to be validly tendered for purposes of the Exchange Offer. Withdrawn Old Trust PIERS, however, may be retendered by repeating one of the procedures described in Instruction 2 above at any time prior to the Expiration Date.

The Company does not currently intend to include a subsequent offering period in the Exchange Offer, although it reserves the right to do so in its sole discretion. Pursuant to Rule 14d-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no withdrawal rights apply to Old Trust PIERS tendered during a subsequent offering period and no withdrawal rights apply during the subsequent offering period with respect to Old Trust PIERS tendered in the Exchange Offer and accepted for exchange. The Company will pay the same consideration to shareholders tendering Old Trust PIERS in the Exchange Offer or in a subsequent offering period, if it includes one.

4. Signatures on this Letter of Transmittal; Bond Powers and Endorsements.    If this Letter of Transmittal is signed by the Holder(s) of the Old Trust PIERS tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Old Trust PIERS tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any tendered Old Trust PIERS are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are names in which certificates are held.

If this Letter of Transmittal or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of its authority so to act must be submitted, unless waived by the Company.

If this Letter of Transmittal is signed by the Holder(s) of the Old Trust PIERS listed and transmitted hereby, no endorsements of certificates or separate bond powers are required unless payment is to be made to, or certificates for Old Trust PIERS not tendered or not accepted for exchange are to be issued to, a person other than the Holder(s). Signatures on such certificates must be guaranteed by an Eligible Guarantor Institution (unless signed by an Eligible Guarantor Institution).

If this Letter of Transmittal is signed by a person other than the Holder(s) of the Old Trust PIERS listed, the certificates representing such Old Trust PIERS must be properly endorsed for transfer by the Holder or be accompanied by a properly completed bond power from the Holder, with signatures on the endorsement or bond power guaranteed by an Eligible Guarantor Institution.

5. Transfer Taxes.    The Company will pay or cause to be paid any transfer taxes with respect to the transfer and exchange of the Old Trust PIERS to it pursuant to the Exchange Offer. If, however, payment of the

Exchange Fee is to be made to, or the New Trust PIERS or the Old Trust PIERS not tendered or not accepted for exchange are to be registered in the name of, any person other than the Holder(s), or if tendered Old Trust PIERS are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the Holder(s) or such other person) payable on account of the transfer to such person will be billed directly to the tendering holder and/or withheld from payments due with respect to the Old Trust PIERS tendered by such holder unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

6. Special Payment or Issuance Instructions.     Holders tendering Old Trust PIERS by book-entry transfer may request that Old Trust PIERS not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such Holder may designate hereon. If no such instructions are given, such Old Trust PIERS not exchanged will be credited to the proper account maintained at DTC.

In the case of issuance in a different name, separate bond powers with a guaranteed signature is required and the employer identification or social security number of the person named must also be indicated.

7. Irregularities.    All questions as to the forms of all documents and the validity of (including time of receipt) and acceptance of the tenders and withdrawals of Old Trust PIERS will be determined by the Company, in its sole discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders will not be considered valid. The Company reserves the absolute right to reject any or all tenders of Old Trust PIERS that are not in proper form or the acceptance of which would, in the Company’s opinion, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Trust PIERS. The Company’s interpretations of the terms and conditions of the Exchange Offer Prospectus (including the instructions in this Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Old Trust PIERS must be cured within such time as the Company determines, unless waived by the Company. Tenders of Old Trust PIERS shall not be deemed to have been made until all defects or irregularities have been waived by the Company or cured. Neither the Company, the Exchange Agent, the Information Agent, the Dealer Manager, DTC nor any other person will be under any duty to give notice of any defects or irregularities in tenders of Old Trust PIERS, or will incur any liability to Holders for failure to give such notice.

8. Waiver of Conditions.    To the extent permitted by applicable law, the Company reserves the right to waive, in its sole discretion, any and all conditions to the Exchange Offer and accept for exchange any Old Trust PIERS tendered.

9. Requests for Assistance or Additional Copies.    Requests for assistance may be directed to the Information Agent and the Dealer Manager at their respective addresses and telephone numbers set forth below or the tendering Holder’s broker, dealer, commercial bank or trust company. Additional copies of the Exchange Offer Prospectus and this Letter of Transmittal may be obtained from the Information Agent.

10. Information Reporting and Backup Withholding.    Under current U.S. federal income tax law, any payments made to certain Holders (or other payees) pursuant to the Exchange Offer may be subject to backup withholding at the applicable rate, currently 28%. To avoid such backup withholding, each tendering Holder (or other payee) must provide the appropriate withholding agent with its correct taxpayer identification number (“TIN”) and certify that it is not subject to backup withholding.

Certain persons (including, among others, U.S. corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. A foreign person that qualifies as an exempt recipient must submit an IRS form W-8BEN, signed under penalties of perjury, attesting to that person’s exempt status to the appropriate withholding agent. Such forms can be obtained from the IRS website at www.irs.gov.

Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of U.S. federal income tax withheld. If backup withholding results in an overpayment of U.S. federal income tax, a refund may be obtained provided that the required information is furnished to the IRS.

IMPORTANT:	This Letter of Transmittal, together with certificates for tendered Old Trust PIERS and all other required documents, or an agent’s message, together with a confirmation of book-entry transfer of tendered Old Trust PIERS, with any required signature guarantees and all other required documents, must be received by the Exchange Agent prior to the Expiration Date.

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokerage Firms, Please Call: (212) 269-5550

All Others, Please Call: (800) 758-5378

The Dealer Manager for the Exchange Offer is:

LEHMAN BROTHERS

745 Seventh Avenue, 3rd Floor

New York, NY 10019

Attention: Convertible Orgination Group

(800) 438-3242 (U.S. toll-free)

(212) 528-7343 (collect)